CONTACT:  Dave Dickson,  +1 703-846-2378 or Bill Cummings +1 703-846-3110

Mobil news release

                                                               MOBIL CORPORATION
                                                               3225 GALLOWS ROAD
                                                    FAIRFAX, VIRGINIA 22037-0001
                                                      TELEPHONE:  (703) 846-2500


     MOBIL ANNOUNCES FIRST QUARTER 1999 OPERATING EARNINGS OF $471 MILLION

--------------------------------------------- ----------------------------------------------------------
                                                                    First Quarter
                                              ----------------------------------------------------------
                                                     1998               1999              Change
                                              ------------------- ------------------- ------------------
Operating Earnings ($millions)                      715                  471                 (244)
 per share ($)                                     0.90                 0.59                (0.31)
 assuming dilution ($)                             0.88                 0.59                (0.29)

Net Income ($millions)                              705                  464                 (241)
 per share ($)                                     0.88                 0.58                (0.30)
 assuming dilution ($)                             0.86                 0.58                (0.28)
--------------------------------------------- ------------------- ------------------- ------------------


o Improved performance due to our self-help programs contributed about $125 million and helped offset the impact of sharp declines in industry fundamentals.
     -   Per barrel operating costs down about 7%.

o Upstream earnings down primarily due to deterioration in industry fundamentals.
     -   Crude prices down about $2.70 per barrel.
     -   Natural gas prices off about $0.45 per thousand cubic feet.
     -   Production down about 4%.
     -   Favorable expense performance.

o Downstream earnings held up relatively well despite weaker margins in all enclaves.
     -   Refining and marketing margins down both in U.S. and International.
     - Worldwide trade sales up about 3%, with U.S. 4% higher and record volumes in Japan.
     -   Refinery downtime costs significantly lower.
     -   Favorable expense performance.

o    Chemical earnings weak.
     -   Polyethylene and paraxylene margins continued to decline.
     - Plant downtime costs higher due to tie-in of Beaumont olefins upgrading/expansion project.

Fairfax, VA, April 23, 1999 - Mobil Corporation today reported first quarter 1999 estimated operating earnings of $471 million. This is a decrease of $244 million, or 34%, from the $715 million earned in the same period last year. Operating earnings per common share, assuming dilution, were $0.59, compared with $0.88 in the first quarter of 1998. On a reported basis, including special items, net income for the quarter was $464 million, or $0.58 per share, down from net income of $705 million, or $0.86 per share, last year. This year's first quarter net income included a $7 million charge for Exxon Mobil merger-related costs, while last year's first quarter net income included a charge of $10 million for implementation costs associated with the BP European alliance.

"In the first quarter, all of our businesses experienced a significant deterioration in industry fundamentals versus the same quarter last year," said Chairman and Chief Executive Officer Lucio A. Noto. "However, improved performance due to our self-help programs contributed about $125 million, helping to offset the deterioration in industry fundamentals.

"In the Upstream, earnings were impacted by lower worldwide crude oil and natural gas prices. Crude oil prices were down about $2.70 per barrel, while natural gas declined approximately $0.45 per thousand cubic feet. Production volumes were down about 4% versus the same period in 1998 as higher volumes from Eastern Canada (Hibernia), Equatorial Guinea, Kazakhstan (Tengiz) and Nigeria (Oso NGL project) were more than offset by the impact of anticipated contractual reductions in Indonesia, natural field declines in mature areas such as the U.S. and the North Sea, and operational problems in Australia and Canada.

"Downstream earnings were somewhat lower as higher sales volumes and favorable refinery and expense performance offset most of the impact from weaker margins in all enclaves. In the U.S., product trade sales were up over 4%, while the international area improved by about 2%.

"In Chemical, earnings were down significantly, reflecting lower polyethylene and paraxylene margins. Earnings were also hurt by downtime associated with the tie-in of the Beaumont olefins expansion/upgrading project. When the project achieves full design rate, ethylene capacity at Beaumont will be increased by about 45% to over 1.8 billion pounds a year."

Noto concluded, "Crude oil prices, after deteriorating during the entire year of 1998 and most of the first quarter of 1999, have recently improved somewhat. However, some pressure is building on marketing and lubes margins due to the lag effect of rising crude prices. Business fundamentals, as reflected in these price and margin swings, continue to be unpredictable in the near term. Therefore, we will continue to focus on self-help initiatives to sustain and grow earnings."

The following comments address the operating performance of the major business segments during the first quarter 1999 as compared with the same period in 1998 (refer to Table 2):

            COMPARISON OF FIRST QUARTER 1999 WITH FIRST QUARTER 1998
            --------------------------------------------------------

o    Exploration & Producing operating earnings of $231 million were $159
     -----------------------
     million lower than last year's $390 million.

     In the United States, earnings of $23 million decreased $57 million due primarily to the impact of lower crude oil and natural gas prices and lower volumes from natural field declines which more than offset lower operating expenses.

     International earnings of $208 million were $102 million lower, due mainly to the significant decline in crude oil and natural gas prices. Production was down as higher volumes from Eastern Canada (Hibernia), Equatorial Guinea, Kazakhstan (Tengiz) and Nigeria (Oso NGL project) were more than offset by the impact of anticipated contractual reductions in Indonesia, natural field declines in mature areas such as the North Sea, and operational problems in Australia and Canada.

o    Marketing & Refining operating earnings of $291 million were $34 million
     --------------------
     lower than in 1998.

     Operating earnings in the United States were $90 million, $4 million above last year. The unfavorable impacts of lower industry margins and the narrowing of the light/heavy crude spread were more than offset by substantially lower scheduled refinery downtime, strong sales performance and lower operating expenses.

     International earnings of $201 million were $38 million lower than in 1998. In Europe, despite additional benefits from the BP alliance, earnings were down as a result of weaker margins for both refining and marketing. Earnings were flat in Asia-Pacific and other International M&R operations, as the impact of lower integrated margins were offset by our initiatives programs and increased sales volumes, including record volumes in Japan and significantly higher levels in Africa.

o    Chemical earnings of $6 million were $61 million lower than last year
     --------
     as a result of lower polyethylene and paraxylene margins as well as downtime associated with the tie-in of the Beaumont olefins expansion/upgrading project.

o    Corporate and Financing expenses of $57 million were $10 million lower
     -----------------------
     than in the first quarter of 1998 primarily due to the timing of expenses and other one-time items.


Estimates of key financial and operating data are shown below and on the attached tables.

Investment Spending for the first quarter of 1999 was $1,229 million, $376
-------------------
million higher than in the comparable period last year. Total spending for 1999 is still expected to be $4.8 billion.

Income Taxes decreased $282 million principally due to this quarter's lower
------------
level of pre-tax income and a shift in earnings from upstream to downstream operations that have a lower effective tax rate. Additionally, as crude prices decline, taxes associated with our fixed margin production decrease as a percent of pre-tax income, which also contributes to a lower effective tax rate.

Mobil's Return on Average Capital Employed for twelve months ended March 31,
        ----------------------------------
1999, based on operating earnings, was 9.0%, compared with 10.2% for calendar year 1998. On a reported net income basis, returns were 6.6% and 7.7% for the same periods.

Return on Average Shareholders' Equity for twelve months ended March 31, 1999,
--------------------------------------
based on operating earnings, was 11.2%, compared with 12.5% for calendar year 1998. On a net income basis, returns were 7.7% and 9.0% for the same periods.

Mobil's Debt-to-Capitalization Ratio was 31% at March 31, 1999, compared with
        ----------------------------
29% at December 31, 1998.

Common Stock Dividends were $0.57 per share in the first quarter of 1999,
----------------------
unchanged from the comparable period in 1998.

                                                                         Table 1
                                MOBIL CORPORATION


                                                    First Quarter
                                       ----------------------------------------
                                           1998         1999            Incr/
INCOME  ($ Millions)                        Act          Est           (Decr)
                                       ------------  ------------    ----------
Exploration & Producing:
   United States                              $ 80          $ 23         $ (57)
    International                              310           208          (102)
                                       ------------  ------------    ----------
Total Exploration & Producing                  390           231          (159)
                                       ------------  ------------    ----------

Marketing & Refining:
   United States                                86            90             4
    International                              229           201           (28)
                                       ------------  ------------    ----------
                                       ------------  ------------    ----------
Total Marketing & Refining                     315           291           (24)
                                       ------------  ------------    ----------

Chemical                                        67             6           (61)

Corporate and Financing (a)                    (67)          (64)            3
                                       ------------  ------------    ----------
Net Income                                   $ 705          $464         $(241)
                                       ============  ============    ==========


NET INCOME PER COMMON SHARE ($) (b)         $ 0.88        $ 0.58       $ (0.30)
  Assuming Dilution (c)                       0.86          0.58         (0.28)


COMMON SHARES OUTSTANDING (Millions)
  End of Period                              781.9         774.5          (7.4)
  Average                                    782.1         773.7          (8.4)
  Average -- Assuming Dilution               810.4         803.2          (7.2)


DIVIDENDS
  Common Stock
    Total Paid ($ Millions)                  $ 445          $445           $ -
    Per Share ($)                             0.57          0.57           $ -

  Preferred Stock ($ Millions)                  13            12            (1)



------------------------------------------------------
(a) Includes corporate administrative expenses, net financing expense and other items.
(b) The net income per common share calculation is based on income, less preferred stock dividend requirements, divided by the weighted average number of common shares outstanding.
(c) Net income per common share assuming dilution includes the dilutive effects of stock options and convertible preferred stock.

                                                                         Table 2
                                MOBIL CORPORATION


                                                  First Quarter
                                   ---------------------------------------------
INCOME  ADJUSTED FOR SPECIAL           1998           1999            Incr/
  ITEMS ($ Millions)                   Act             Est           (Decr)
                                   -------------   ------------   --------------
Exploration & Producing:
   United States                           $ 80           $ 23            $ (57)
    International                           310            208             (102)
                                   -------------   ------------   --------------
Total Exploration & Producing               390            231             (159)
                                   -------------   ------------   --------------

Marketing & Refining:
   United States                             86             90                4
    International                           239            201              (38)
                                   -------------   ------------   --------------
Total Marketing & Refining                  325            291              (34)
                                   -------------   ------------   --------------

Chemical                                     67              6              (61)

Corporate and Financing (a)                 (67)           (57)              10
                                   -------------   ------------   --------------
Operating Earnings (Before
    Special Items)                          715            471             (244)
                                   -------------   ------------   --------------

Special Items                               (10)            (7)               3
                                   -------------   ------------   --------------
Net Income                                $ 705           $464           $ (241)
                                   =============   ============   ==============

EARNINGS PER COMMON SHARE ($)
  BASED ON:

     Operating Earnings (Before
       Special Items) (b)                 $0.90         $ 0.59           $(0.31)
          Assuming Dilution(c)             0.88           0.59            (0.29)

     Net Income (b)                        0.88           0.58            (0.30)
          Assuming Dilution(c)             0.86           0.58            (0.28)

------------------------------------------------
(a) Includes corporate administrative expenses, net financing expense and other items.
(b) The earnings per common share calculation is based on income, less preferred stock dividend requirements, divided by the weighted average number of common shares outstanding.
(c) Earnings per common share assuming dilution includes the dilutive effects of stock options and convertible preferred stock.

                                                                         Table 3

                                MOBIL CORPORATION


                                                                   1998 by Quarter and Year                            1999
                                            ----------------------------------------------------------------------  -----------
SPECIAL ITEMS
  AFFECTING INCOME ($MM)                        1Q            2Q            3Q            4Q             Year           1Q
                                            -----------   ------------   ---------   -------------   -------------  -----------
E&P--United States
  Asset Impairment                                  -             -             -        (156)               (156)          -
  Federal Royalty Settlement                        -             -           (29)          -                 (29)          -

E&P--International
  Asset Impairment                                  -             -             -        (231)               (231)          -
  Asset Sales                                       -             -            55           -                  55           -

M&R--United States
  LIFO Inventory Adjustment                         -             -              -          8                   8           -

M&R--International
  LIFO Inventory Adjustment                         -             -              -        (17)                (17)          -
  Restructuring                                    (10)           (13)        (14)        (97)               (134)          -
  Lower of Cost or Market
    Inventory Adjustment                            -             -              -       (261)               (261)          -

Chemical
  Lower of Cost or Market
    Inventory Adjustment                            -             -              -         (9)                 (9)          -

Corporate and Financing
  Settlement of Prior Years' Tax Disputes           -             -              -        137                 137           -
  Exxon Mobil Merger-Related Costs                  -             -              -        (25)                (25)         (7)
                                            -----------   ------------   ---------   -------------   -------------  -----------

Total Special Items                               $(10)         $ (13)        $12       $(651)              $(662)        $(7)
                                            ===========   ============   =========   =============   =============  ===========


                                                                         Table 4
                                MOBIL CORPORATION

                                                                    First Quarter
                                              ----------------------------------------------------------
INVESTMENT SPENDING ($Millions)                     1998                1999                Incr/
                                                    Act                 Est                 (Decr)
                                              -----------------   -----------------    -----------------
Capital and Exploration Expenditures

Exploration & Producing:
   United States                                          $ 98                $ 79                $ (19)
    International                                          501                 668                  167
                                              -----------------   -----------------    -----------------
Total Exploration & Producing                              599                 747                  148
                                              -----------------   -----------------    -----------------

Marketing & Refining:
   United States                                            60                  40                  (20)
    International                                           43                  35                   (8)
                                              -----------------   -----------------    -----------------
Total Marketing & Refining                                 103                  75                  (28)
                                              -----------------   -----------------    -----------------

Chemical                                                    26                  42                   16

Other                                                       28                  21                   (7)
                                              -----------------   -----------------    -----------------

Total Capital and Exploration Expenditures                 756                 885                  129

Cash Investments in Equity Companies                        97                 344                  247
                                              -----------------   -----------------    -----------------
Total Investment Spending                                $ 853             $ 1,229                $ 376
                                              =================   =================    =================

Memo:  Exploration expenses charged
  to operating earnings, included above
    United States                                         $ 17                $ 23                  $ 6
    International                                           57                  68                   11
                                              -----------------   -----------------    -----------------
Total Exploration Expenses                                $ 74                $ 91                 $ 17
                                              =================   =================    =================

OTHER FINANCIAL DATA ($Millions)
Total Revenues                                        $ 13,630             $12,183             $ (1,447)

Depreciation, Depletion and Amortization                   599                 597                   (2)

Income Taxes                                               529                 247                 (282)

AVERAGE U.S. PRICES
  Crude  ($/BBL) -- Mobil                                13.25               10.50                (2.75)
  Crude  ($/BBL) -- Mobil + Aera                         11.75                9.10                (2.65)
  NGL  ($/BBL)                                            9.71                7.28                (2.43)
  Natural Gas ($/MCF)                                     2.04                1.61                (0.43)

AVERAGE  INT'L. PRICES
  Crude  ($/BBL)                                         13.55               10.95                (2.60)
  Natural Gas ($/MCF)                                     2.42                1.96                (0.46)

                                                                        Table 5

                                MOBIL CORPORATION


                                               First Quarter
                                  -----------------------------------------
                                     1998          1999           Incr/
OPERATING HIGHLIGHTS                 Act            Est           (Decr)
                                  -----------   ------------    -----------
NET PRODUCTION OF LIQUIDS (TBD)

United States                            240            243             3
                                  -----------   ------------    -----------
International:
    Australia                             30             32             2
    Canada                                63             68              5
    Equatorial Guinea                     47             58             11
    Indonesia                             44             33            (11)
    Kazakhstan                            42             53             11
    Nigeria                              243            262             19
    Norway                                79             69            (10)
    United Kingdom                        65             68              3
    Middle East/Other                     68             71              3
                                  -----------   ------------    -----------
Total International                      681            714             33
                                  -----------   ------------    -----------
  Worldwide                              921            957             36
                                  ===========   ============    ===========

NET PRODUCTION OF NATURAL
  GAS (MMCFD)
United States                          1,123            902           (221)
                                  -----------   ------------    -----------
International:
    Canada                               430            423             (7)
    Germany                              550            600             50
    Indonesia                          1,484          1,106           (378)
    United Kingdom                       747            642           (105)
    Other                                365            419             54
                                  -----------   ------------    -----------
Total International                    3,576          3,190           (386)
                                  -----------   ------------    -----------
  Worldwide                            4,699          4,092           (607)
                                  ===========   ============    ===========

TOTAL NET
  PRODUCTION (TBDOE)                   1,772          1,698            (74)
                                  ===========   ============    ===========

                                                                        Table 6
                                MOBIL CORPORATION

                                                   First Quarter
                                     ------------------------------------------
                                        1998           1999           Incr/
OPERATING HIGHLIGHTS                     Act            Est          (Decr)
                                     ------------   ------------   ------------
REFINERY RUNS (TBD)
    United States (a)                        900            781           (119)
    Europe (b)                               371            365             (6)
    Asia-Pacific                             747            774             27
    All Other                                184            179             (5)
                                     ------------   ------------   ------------
    Worldwide                              2,202          2,099           (103)
                                     ============   ============   ============

PETROLEUM PRODUCT SALES (TBD) (c)
United States:
    Automotive Gasoline
      Sales to Trade                         561            589             28
      Supply/Other Sales                     178            207             29
                                     ------------   ------------   ------------
    Total Automotive Sales                   739            796             57
    Distillates/Jet Fuel                     380            397             17
    Other                                    241            275             34
                                     ------------   ------------   ------------
Total United States                        1,360          1,468            108
                                     ------------   ------------   ------------
International:
   Europe (b)                                674            674              -
   Asia-Pacific                              841            883             42
   All Other                                 453            462              9
                                     ------------   ------------   ------------
Total International                        1,968          2,019             51
                                     ------------   ------------   ------------

  Worldwide                                3,328          3,487            159
                                     ============   ============   ============

CHEMICAL SALES (MM LBS)
  Worldwide Polyethylene Resin               701            733             32
  Worldwide Paraxylene                       458            421            (37)

CHEMICAL SALES BY PRODUCT
  CATEGORY ($MM)
  Petrochemicals                            $472           $337         $ (135)
  Films Products                             167            161             (6)
  Chemical Products                           38             39              1
                                     ------------   ------------   ------------
    Total                                   $677           $537         $ (140)
                                     ============   ============   ============

----------------------------------------
(a) 1999 reflects reduced volumes due to the sale of the Paulsboro refinery in third quarter, 1998.
(b)   Includes Mobil's share for the M&R alliance with BP in Europe.
(c)   Includes trade and supply sales.